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                                                                    Exhibit 21.1

CARRAMERICA REALTY GP HOLDINGS, INC.                DE

CARRAMERICA REALTY LP HOLDINGS, INC.                DE

CARRAMERICA REALTY SERVICES, INC.                   DE

CARR REDMOND CORPORATION                            DE

CARR PARKWAY NORTH I CORPORATION                    DE

CARRAMERICA DEVELOPMENT, INC.                       DE

CARRAMERICA URBAN DEVELOPMENT, INC.                 DE

CDC TEXAS HOLDINGS, INC.                            DE

CDC TEXAS LP HOLDINGS, INC.                         DE

CARR REAL ESTATE SERVICES, INC.                     DE

CARRAMERICA REALTY PROPERTIES, INC.                 DE

CARC SIXTH STREET GP HOLDINGS, INC.                 DE

CARC SIXTH STREET LP HOLDINGS, INC.                 DE

CARR REAL ESTATE SERVICES OF COLORADO, INC.         DE

CARR REALTY, L.P.                                   DE

CARRAMERICA REALTY, L.P.                            DE

CARR DEVELOPMENT & CONSTRUCTION, L.P.               DE

SQUARE 24 ASSOCIATES                                DC

1747 PENNSYLVANIA AVENUE ASSOCIATES, L.P.           DE

CARR REAL ESTATE SERVICES, L.L.C.                   DE

CARRAMERICA U.S. WEST, LLC                          DE

CARRAMERICA TECHMART, L.L.C.                        DE

PALOMAR OAKS, L.L.C.                                DE

1717 PENNSYLVANIA AVENUE, L.L.C.                    DE

CARR REAL ESTATE SERVICES PARTNERSHIP.              DE

CAPITOL 50 ASSOCIATES                               DC

SQUARE 50 ASSOICATES                                DC